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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 21, 1996


                                   HUBCO, INC.
             (Exact name of registrant as specified in its charter)


                                   New Jersey
                 (State or other jurisdiction of incorporation)



         1-10699                                       22-2405746
(Commission File Number)                    (IRS Employer Identification No.)


               1000 MacArthur Boulevard, Mahwah, New Jersey 07430
                    (Address of principal executive offices)



                                 (201) 236-2630
              (Registrant's telephone number, including area code)

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Item 5.  Other Events

         On June 21, 1996, HUBCO, Inc. ("HUBCO") issued a press release announcing the signing of a definitive agreement (the "Merger Agreement") with Westport Bancorp, Inc., a Delaware corporation and registered bank holding company ("Westport"), whereby Westport will be merged with and into HUBCO (the "Merger"). Westport is the parent company of The Westport Bank & Trust Company, a Connecticut-chartered commercial bank ("WBT"). HUBCO anticipates it will merge WBT into its Connecticut bank subsidiary, Lafayette American Bank and Trust Company.

         Under the terms of the Merger Agreement, Westport shareholders will receive 0.3225 of a share of common stock, no par value, of HUBCO in exchange for each share of Westport common stock. Westport's convertible preferred stock will be converted into a new series of HUBCO preferred stock with substantially identical terms. Pursuant to the terms of the Merger Agreement, Westport could be obligated to pay a breakup fee of $3,000,000 to HUBCO in certain defined circumstances.

         The Merger is subject to customary conditions, including but not limited to the approval by federal and state bank regulatory authorities and the shareholders of Westport. Westport, headquartered in Westport, Connecticut, currently has six offices serving Fairfield County. At March 31, 1996, Westport had assets of approximately $307 million, deposits of approximately $255 million, loans of approximately $177 million, and shareholders' equity of approximately $24 million.

         The managements of HUBCO and Westport anticipate that the Merger will close during the fourth quarter of 1996 and will be accounted for as a pooling of interests.


Item 7.  Exhibits

          99.1      HUBCO  Westport  Acquisition  Press  Release  dated June 21,
                    1996.

          99.2 Agreement and Plan of Merger dated June 21, 1996 among HUBCO, Inc., Hudson United Bank, Westport Bancorp, Inc. and The Westport Bank & Trust Company.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                         HUBCO, INC.



Dated:  July 2, 1996                     By: /s/ D. LYNN VAN BORKULO-NUZZO
                                             -----------------------------
                                             D. Lynn Van Borkulo-Nuzzo,
                                             Executive Vice President


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                                INDEX TO EXHIBITS


          99.1      HUBCO  Westport  Acquisition  Press  Release  dated June 21,
                    1996.

          99.2 Agreement and Plan of Merger dated June 21, 1996 among HUBCO, Inc., Hudson United Bank, Westport Bancorp, Inc. and The Westport Bank & Trust Company.